                                                                    EXHIBIT 23.2


                         INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-15505 of CFI ProServices, Inc. on Form S-3 of our report dated May 31, 1996 (relating to the financial statements of MicroBilt Financial Products Division), appearing in the CFI ProServices, Inc. Form 8-K/A-1 dated April 1, 1996 and to the reference to us under the heading "Experts" in such Prospectus, which is part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP


Atlanta, Georgia
January 23, 1997